[Letterhead]

                    Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (Originally Founded in 1949)

March 29, 1999

The Board of Trustees
American Mortgage Investors Trust

The Board of Directors
Related AMI Associates Inc.

We consent to the use of our reports dated February 24, 1999, accompanying the Financial Statements and Supplemental Supporting Data for the year ended December 31, 1998 of Oxford Apartments, L.C. and Cove Apartments, L.C. contained in this form 10-K filed by American Mortgage Investors Trust for the year ended December 31, 1998.

                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                                       HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.

Houston, Texas
March 29, 1999